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                           INVESTORS' RIGHTS AGREEMENT

                          PLATINUM EQUITY HOLDINGS, LLC

        This Investors' Rights Agreement for Platinum Equity Holdings, LLC (this "Agreement") is entered into as of September 20, 2000, by and between Accrue Software, Inc., a Delaware corporation (the "Company"), and Platinum Equity Holdings, LLC, a Delaware limited liability company ("Investor").

                                    RECITALS

        A. The Company, Investor, Aviator Holding Corporation, a Delaware corporation and a wholly owned subsidiary of Investor ("Aviator"), Pilot Software, Inc., a Delaware corporation and a wholly owned subsidiary of Aviator, and Aviator Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), have entered into an Agreement and Plan of Merger dated as of August 24, 2000 (the "Merger Agreement") pursuant to which Merger Sub will merge with and into Aviator, with Aviator surviving as a wholly owned subsidiary of the Company. In consideration for the transactions contemplated by the Merger Agreement, the Company is issuing and selling to Investor shares of its Common Stock, $0.001 par value per share.

        B. A condition to Investor's and Aviator's obligation to effect the closing of the transactions contemplated by the Merger Agreement is that the Company grant Investor the S-3 registration rights set forth herein.

        C. The Company wishes to execute this Agreement and grant to Investor the rights contained herein in order to fulfill such condition.

        The parties hereby agree as follows:

        1. AMENDMENT.

            1.1 PROCEDURE. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

            1.2 RIGHTS OF HOLDERS. Each holder of Registrable Securities (as defined in Section 2.1 herein below) shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such holder shall not incur any liability to any other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.

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        2. REGISTRATION RIGHTS.

            2.1 DEFINITIONS. As used in this Agreement:

                (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the subsequent declaration or ordering of the effectiveness of such registration statement.

                (b) The term "Registrable Securities" means (i) the shares of Common Stock issued to Investor by the Company upon the Closing of the Merger Agreement (the "Stock") and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's rights under this Agreement are not assigned; provided, however, that Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

                (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock or other securities outstanding which are, and the number of shares of Common Stock or other securities issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                (d) The term "Holder" means Investor and any other holder of outstanding Registrable Securities who, subject to the limitations set forth in
Section 2.8 below, acquired such Registrable Securities in a transaction or series of transactions not involving any registered public offering.

                (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission ("SEC") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            2.2 FORM S-3 REGISTRATION. As soon as practicable following the Effective Time (as defined in the Merger Agreement), and in any event within two business days after the Effective Time, the Company will file with the SEC a registration statement on Form S-3 covering the resale of the Stock by Investor (the "Registration Statement"). All expenses relating thereto (other than stock transfer taxes, underwriting discounts and commissions, if any),


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including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for Investor (not to exceed $15,000) and counsel for the Company, shall be borne by the Company.

            2.3 OBLIGATIONS OF THE COMPANY. The Company shall, as expeditiously as reasonably possible:

                (a) Use its best efforts to cause the Registration Statement to become effective, and keep the Registration Statement effective through the earliest to occur of (x) the second anniversary of the date of this Agreement,
(y) the completion of the distribution contemplated by the Registration Statement, and (z) the date on which no shares of Common Stock are required to be treated as Registrable Securities hereunder; provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in the Registration Statement.

                (b) Prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to (i) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement, or (ii) accurately reflect any change in the information included in the Registration Statement provided by Investor or any other Holder of Registrable Securities, upon notice to the Company of the need for such change, including with respect to new Holders acquiring rights under this Agreement in accordance with Section 2.8; provided, however, that if the Company determines in its reasonable judgment, after consultation with legal counsel, that the filing of such an amendment or supplement would require the premature announcement of any financing, acquisition, corporate reorganization, contract or other material corporate transaction or development involving the Company and that such announcement would be materially detrimental to the interests of the Company and its stockholders, then the Company may postpone the filing of such amendment or supplement for the minimum period reasonably required to avoid such premature disclosure, and, provided further, that the aggregate period of time of all such postponements shall not exceed more than ninety (90) days in any twelve-month period.

                (c) Furnish to the Holders such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                (d) Use its best efforts to register and qualify the securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as


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shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) Notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                (f) Furnish, at the request of Investor, on the date that the Registration Statement becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Investor, and
(ii) a letter dated such date, from the independent public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Investor.

                (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed.

            2.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            2.5 NO DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

            2.6 INDEMNIFICATION.

                (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder and any underwriter (as defined in the Securities
Act) with respect to Registrable Securities sold under the Registration Statement, and each of their respective officers, directors, trustees, employees and agents, and any other person who controls such Holder or any such underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, and liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims,


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damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law; and the Company will pay, as incurred, to each such Holder, underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (such consent not to be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Investor or any such other Holder, underwriter or controlling person.

                (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in the Registration Statement and each of their respective officers, directors, trustees, employees and agents, and any other person, if any, who controls the Company or any such underwriter or other Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 2.6(b), in connection with defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (such consent not to be unreasonably withheld); provided further, that in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                (c) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party under Section 2.6(a) or Section 2.6(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages,


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liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

            The Company and Investor agree that it would not be just and equitable if contribution pursuant to this Section 2.6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.6(c), in no event shall any contribution by a Holder under this Section 2.6(c) exceed the net proceeds received by such Holder from the sale of Registrable Securities sold by such Holder, except in the case of willful fraud by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations to contribute pursuant to this Section 2.6(c) are several and not joint.


                (d) Promptly after receipt by an indemnified party under this
Section 2.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6 (to the extent of such prejudicial effect), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.6.

                (e) No indemnifying party, in the defense of any claim arising out of a Violation shall, except with the consent of each indemnified party, consent to entry of any


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judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and, in the event the terms of such judgment or settlement include any term other than the payment by the indemnifying party of money damages, the indemnifying party shall not so consent or enter into such a settlement without the consent of each indemnified party (which will not be unreasonably withheld) whether or not the terms thereof include such a release.

                (f) The obligations of the Company and Holders under this
Section 2.6 shall (i) be in addition to any liability that the Company may otherwise have to any indemnified person, and (ii) survive the completion of any offering of Registrable Securities in a registration statement under this
Section 2, and otherwise.

                (g) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

            2.7 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                (b) take such action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                (c) File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

                (d) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

            2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may only be assigned by a Holder to a transferee who acquires at least 250,000 shares of Registrable Securities (subject to appropriate


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adjustment for any stock split, reverse stock split, stock dividend, recapitalization or similar transaction), provided the Company is, prior to such transfer, furnished with written notice of the name and address of such transferee; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

            2.9 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Agreement at any time after (a) the second anniversary of the date of this Agreement or (b) the first anniversary of the date of this Agreement, if at such time the Registrable Securities held by such Holder constitute less than one percent (1%) of the outstanding shares of Common Stock of the Company.

            2.10 TIMING OF REGISTRATION. Notwithstanding anything to the contrary in this Agreement, the Company shall have no obligation to cause the SEC to declare the Registration Statement effective, and the Holders agree not to transfer or sell any Registrable Securities pursuant to the Registration Statement, until the earlier of (a) the effectiveness of the Company's registration statement on Form S-3 (SEC File No. 333-42784) filed on August 1, 2000 and (b) the release by the Company to the public of its financial results for the three months ended September 30, 2000.

            2.11 REPRESENTATION OF THE COMPANY. The Company hereby represents and warrants to Investor that, as of the date of this Agreement, it is eligible to use Form S-3 to register the resale of the Stock by Investor and other Holders as provided herein.

        3. MISCELLANEOUS.

            3.1 ASSIGNMENT. Subject to the provisions of Section 2.8 hereof, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

            3.2 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under this Agreement, except as expressly provided herein.

            3.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

            3.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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        3.5 NOTICES.

                (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the respective parties at the addresses set forth on the signature page hereto.

                (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                (c) Any party may, by written notice (in accordance with this Section 3.5) to the other, alter its address or respondent.

            3.6 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

            3.7 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party, shall impair any such right, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.



                            [Signature Page Follows]


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        The parties have executed this Investors' Rights Agreement for Platinum
Equity Holdings, LLC as of the date first written above.


                                THE COMPANY:

                                ACCRUE SOFTWARE, INC.,
                                a Delaware corporation

                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                Address:    48634 Milmont Drive
                                            Fremont, California  94538

                                Fax No.:    (510) 580-4509


                                INVESTOR:

                                PLATINUM EQUITY HOLDINGS, LLC,
                                a Delaware limited liability company


                                By:
                                   ---------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

                                Address: 2049 Century Park East, Suite 2700 Los Angeles, California 90067

                                Fax No.:    (310) 712-1848


                  SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT
                        FOR PLATINUM EQUITY HOLDINGS, LLC